UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2005

CITY HOLDING CO
(Exact name of registrant as specified in its charter)

Commission File Number:  0-17733

West Virginia	55-0619957
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of principal executive offices, including zip code)

304-769-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The Board of Directors of City Holding Company (the "Company") at its regularly scheduled meeting on November 16, 2005, approved an amendment to the Company's Shareholders' Rights Agreement (commonly referred to as the "poison pill") (the "Rights Agreement") that would eliminate the provisions relating to certain required approvals by the "Continuing Directors" of the Company, commonly referred to as a "dead hand" provision. The Company's Board of Directors believes that this change to the Company's Rights Agreement, which was suggested by Institutional Shareholder Services ("ISS"), is in the best interests of shareholders.

        As background, on June 13, 2001, the Board of Directors of the Company approved the Rights Agreement. Under the Rights Agreement, rights certificates were issued to shareholders of the Company. In the event of a hostile takeover bid or tender offer, the rights become effective, and shareholders may purchase additional shares of capital stock of the Company for a price of $40, which is subject to adjustment under the Rights Agreement. The shares so purchased could only be acquired by the person or entity launching the takeover attempt for a price of two times the original purchase price, thus effectively and dramatically increasing the costs of a hostile takeover. The Rights Agreement provides for the right of redemption of the rights in the event of a takeover which is not hostile, but after which the Company does not maintain control. Prior to its amendment, Section 23 of the Rights Agreement provided that redemption of the rights only occurred with a vote of Directors who were in office at the time of the adoption of the Rights Agreement or future Directors whose nominations are recommended or approved by a majority of the Continuing Directors. This is commonly known as a "dead-hand" provision.

        At the Company's meeting of the Board of Directors, the Board amended Section 23 to change the vote to redeem from "Continuing Directors" to "Directors in office" and also amended Section 27 to delete the reference to "Continuing Directors." The amendment will become effective upon execution by SunTrust Bank, as Rights Agent, and the Company of the following an amendment to the Rights Agreement containing the following provisions:

Section 23.        Redemption.

        The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business of the tenth Business Day following the Record Date), and (ii) the Final Expiration Date, as provided herein, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, in a dividend payable in Common Stock in respect of the outstanding Common Stock or any other similar transaction occurring after the date hereof (such redemption price being hereafter referred to as the "Redemption Price").

        Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price and such holders shall have no right to exercise the Rights. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent, or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which payment of the Redemption Price will be made.

        Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) event until the expiration of the Company's right of redemption hereunder. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(c)(i) hereof, of the Common Stock at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company.

        Additionally, Section 27 of the Rights Agreement was amended to delete the following:

(which lengthening or shortening, under the circumstances described in the provisions to Section 23(a)(i) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors)

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the regularly scheduled meeting of the Board of Directors of the Company held on November 16, 2005, the Company's Bylaws were amended to provide for an annual attestation of compliance with the Company's Ethics Policy as set forth below.

Article II, Section 3 of the Bylaws is amended to read, in its entirety, as follows:

Section 3. Qualifications. The members of the Board of Directors need not be residents of the State of West Virginia. Each member of the Board of Directors may serve until he reaches 70 years of age, at which time he shall be deemed to have retired from the Board. Beginning on January 1, 2005, each member of the Board of Directors shall complete a minimum of eight hours of continuing education annually, the sponsors and curriculum of which shall be approved by the Board of Directors. After December 31, 2005, any Director subject to this requirement who fails to complete the mandatory continuing education for the previous year shall have payment of their Board fees suspended until such continuing education is accomplished. For good cause shown, the Board of Directors may, in individual cases involving undue hardship or extenuating circumstances, grant conditional, partial, or complete exemptions of these minimum continuing education requirements. Any such exemption shall be reviewed by the Board of Directors at least once during each year, unless a lifetime conditional exemption has been granted. One hour of credit may be obtained for each period of fifty minutes of instruction attended in an approved course or by means of videocassette, videotape, audiocassette, or DVD instruction, provided that such instruction is approved by the Board of Directors. The Board of Directors may designate providers or courses which are presumptively approved.

Beginning on January 1, 2006, each member of the Board of Directors must attest that he or she is in compliance with the Company's Ethics Policy. After January 1, 2006, any Director subject to this requirement who fails to adhere to the Ethics Policy or attest to his or her adherence of the Ethics Policy shall have payment of Board fees suspended until he or she has made an attestation and are in compliance with the Ethics Policy.

        In addition, a Section 18 of Article II was created to address tie votes and reads, in its entirety, as follows:

Section 18. Tie Votes. In the event that a vote which is duly brought before the Board of Directors at a meeting at which a quorum is present results in a tie vote, the vote of the Chairman of the Company or his duly appointed delegate (who shall also be a Director) shall be counted twice.

These amendments to the Company's Bylaws became effective upon adoption by the Board of Directors on November 16, 2005. Prior to adoption of these amendments, the Company's Bylaws did not address compliance with the Company's Ethics Policy or tie votes.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING CO

Date: November 21, 2005	By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer